                                                                    EXHIBIT 3(c)

================================================================================



                     Amended and Restated Trust Agreement
                             for SJG Capital Trust



                                     among



                           SOUTH JERSEY GAS COMPANY
                                (as Depositor),




                             THE BANK OF NEW YORK
                            (as Property Trustee),




                        THE BANK OF NEW YORK (DELAWARE)
                             (as Delaware Trustee)


                                      and


                    THE ADMINISTRATIVE TRUSTEE NAMED HEREIN




                         Dated as of March [  ], 1997



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                 Defined Terms
                                 -------------

Section 1.01.  Definitions...................................................  2


                                  ARTICLE II

                           Continuation of the Trust
                           -------------------------

Section 2.01.  Name.......................................................... 10
Section 2.02.  Office of the Delaware Trustee; Principal Place of Business... 10
Section 2.03.  Initial Contribution of Trust Property; Expenses
                   of the Trust.............................................. 11
Section 2.04.  Issuance of the Trust Securities.............................. 11
Section 2.05.  Purchase of Debentures........................................ 12
Section 2.06.  Declaration of Trust.......................................... 12
Section 2.07.  Authorization to Enter into Certain Transactions.............. 13
Section 2.08.  Assets of Trust............................................... 16
Section 2.09.  Title to Trust Property....................................... 16

                                  ARTICLE III

                                Payment Account
                                ---------------

Section 3.01.  Payment Account............................................... 17


                                  ARTICLE IV

                           Distributions; Redemption
                           -------------------------

Section 4.01.  Distributions................................................. 17
Section 4.02.  Redemption.................................................... 18
Section 4.03.  Subordination of Common Securities............................ 20
Section 4.04.  Payment Procedures............................................ 21
Section 4.05.  Tax Returns and Reports....................................... 21
Section 4.06.  Payments Under Indenture...................................... 22

                                                                            Page
                                                                            ----
                                   ARTICLE V

                         Trust Securities Certificates
                         -----------------------------

Section 5.01.  Initial Ownership............................................. 22
Section 5.02.  The Trust Securities Certificates............................. 22
Section 5.03.  Delivery of Trust Securities Certificates..................... 23
Section 5.04.  Registration of Transfer and Exchange of Preferred
                   Securities Certificates................................... 23
Section 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities
                   Certificates.............................................. 24
Section 5.06.  Persons Deemed Securityholders................................ 25
Section 5.07.  Access to List of Securityholders' Names and Addresses........ 25
Section 5.08.  Maintenance of Office or Agency............................... 25
Section 5.09.  Appointment of Paying Agent................................... 26
Section 5.10.  No Transfer of Common Securities by Depositor................. 26
Section 5.11.  Book-Entry Preferred Securities Certificates;
                   Common Securities Certificate............................. 27
Section 5.12.  Definitive Preferred Securities Certificates.................. 27
Section 5.13.  Rights of Securityholders..................................... 28

                                  ARTICLE VI

                   Acts of Securityholders; Meetings; Voting
                   -----------------------------------------

Section 6.01.  Limitations on Voting Rights.................................. 28
Section 6.02.  Notice of Meetings............................................ 29
Section 6.03.  Meetings of Preferred Securityholders......................... 29
Section 6.04.  Voting Rights................................................. 30
Section 6.05.  Proxies, etc. ................................................ 30
Section 6.06.  Securityholder Action by Written Consent...................... 30
Section 6.07.  Record Date for Voting and Other Purposes..................... 31
Section 6.08.  Acts of Securityholders....................................... 31
Section 6.09.  Inspection of Records......................................... 32

                                                                            Page
                                                                            ----
                                  ARTICLE VII

                                 The Trustees
                                 ------------

Section 7.01.  Certain Duties and Responsibilities........................... 32
Section 7.02.  Notice of Defaults; Direct Action by Securityholders.......... 33
Section 7.03.  Certain Rights of Property Trustee............................ 34
Section 7.04.  Not Responsible for Recitals or Issuance of Securities........ 36
Section 7.05.  May Hold Securities........................................... 36
Section 7.06.  Compensation; Indemnity; Fees................................. 36
Section 7.07.  Corporate Property Trustee Required; Eligibility
                   of Trustees............................................... 37
Section 7.08.  Conflicting Interests......................................... 37
Section 7.09.  Co-Trustees and Separate Trustee.............................. 38
Section 7.10.  Resignation and Removal; Appointment of Successor............. 39
Section 7.11.  Acceptance of Appointment by Successor........................ 41
Section 7.12.  Merger, Conversion, Consolidation or Succession
                   to Business............................................... 42
Section 7.13.  Preferential Collection of Claims Against
                   Depositor or Trust........................................ 42
Section 7.14.  Reports by Property Trustee................................... 42
Section 7.15.  Reports to the Property Trustee............................... 43
Section 7.16.  Evidence of Compliance with Conditions Precedent.............. 43
Section 7.17.  Statements Required in Officers' Certificate and
                   Opinion of Counsel........................................ 43
Section 7.18.  Number of Trustees............................................ 44
Section 7.19.  Delegation of Power........................................... 44
Section 7.20.  Voting........................................................ 44

                                 ARTICLE VIII

                          Termination and Liquidation
                          ---------------------------

Section 8.01.  Termination Upon Expiration Date.............................. 45
Section 8.02.  Early Termination............................................. 45
Section 8.03.  Termination................................................... 45
Section 8.04.  Liquidation................................................... 46

                                                                            Page
                                                                            ----
                                  ARTICLE IX

                                 Mergers, Etc.
                                 -------------

Section 9.01.  Mergers, Consolidations, Amalgamations or Replacements
                   of the Trust.............................................. 48


                                   ARTICLE X

                           Miscellaneous Provisions
                           ------------------------

Section 10.01. Limitation of Rights of Securityholders....................... 49
Section 10.02. Amendment..................................................... 49
Section 10.03. Severability.................................................. 51
Section 10.04. Governing Law................................................. 51
Section 10.05. Payments Due on Non-Business Day.............................. 51
Section 10.06. Successors and Assigns........................................ 51
Section 10.07. Headings...................................................... 51
Section 10.08. Reports, Notices and Demands.................................. 51
Section 10.09. Agreement Not to Petition..................................... 52
Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act........ 52
Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee
                   and Indenture............................................. 53

                               SJG Capital Trust


             Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939.

Trust Indenture Act Section                          Trust Agreement Section
---------------------------                          -----------------------
Sec. 310(a)(1)......................................................... 7.07
     (a)(2)............................................................ 7.07
     (a)(3)............................................................ 7.09
     (a)(4)..................................................... 2.07(a)(ii)
     (b)............................................................... 7.08
Sec. 311(a)............................................................ 7.13
     (b)............................................................... 7.13
Sec. 312(a)............................................................ 5.07
     (b)............................................................... 5.07
     (c)............................................................... 5.07
Sec. 313(a)............................................................ 7.14
     (b)............................................................... 7.14
     (c)............................................................... 7.14
     (d)............................................................... 7.14
Sec. 314(a)............................................................ 7.15
     (b)..................................................... Not Applicable
     (c)(1)...................................................... 7.16, 7.17
     (c)(2)...................................................... 7.16, 7.17
     (c)(3).................................................. Not Applicable
     (d)..................................................... Not Applicable
     (e)............................................................... 7.17
Sec. 315(a)................................................ 7.01(a), 7.03(a)
     (b)........................................................ 7.02, 10.08
     (c)............................................................ 7.01(a)
     (d)......................................................... 7.01, 7.03
     (e)..................................................... Not Applicable
Sec. 316(a).................................................. Not Applicable
     (a)(1)(A)............................................... Not Applicable
     (a)(1)(B)............................................... Not Applicable
     (a)(2).................................................. Not Applicable
     (b)..................................................... Not Applicable
     (c)..................................................... Not Applicable
Sec. 317(a)(1)............................................... Not Applicable
     (a)(2).................................................. Not Applicable
     (b)............................................................... 5.09
Sec. 318(a)........................................................... 10.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                    AMENDED AND RESTATED TRUST AGREEMENT of [SJG] Capital Trust
               (the "Trust"), dated as of March [ ], 1997, among (i) South Jersey Gas Company, a New Jersey corporation (the "Depositor"),
               (ii) The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), (iii) The Bank of New York (Delaware), a Delaware banking corporation, whose address in Delaware is 23 White Clay Center Route 273, Newark, Delaware 19711, as Delaware trustee (the "Delaware Trustee"), (iv) David
               A. Kindlick, an individual whose address is c/o South Jersey Gas Company, Number One South Jersey Plaza, Route 54, Folsom, New Jersey 08037 (the "Administrative Trustee") (the Property Trustee, the Delaware Trustee and the Administrative Trustee are referred to collectively as the "Trustees"), and (v) the several Holders, as hereinafter defined.


                                  WITNESSETH:


          WHEREAS the Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into a Trust Agreement, dated as of March [ ], 1997 (the "Original Trust Agreement"), and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust (the "Certificate of Trust") on March [ ], 1997, a form of which is attached hereto as Exhibit A; and

          WHEREAS the Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities, as hereinafter defined, by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities, as hereinafter defined, by the Trust pursuant to the Underwriting Agreement, as hereinafter defined, and (iii) the acquisition by the Trust from the Depositor of the Debentures, as hereinafter defined.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, as hereinafter defined, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                   ARTICLE I

                                 Defined Terms
                                 -------------

          SECTION 1.01.  Definitions.  For all purposes of this Trust Agreement,
                         ------------
except as otherwise expressly provided or unless the context otherwise requires:

          (a) each term defined in this Article I has the meaning assigned to it in this Article I and includes the plural as well as the singular;

          (b) each of the other terms used herein that is defined in the Trust Indenture Act, either directly or by reference therein, has the meaning assigned to it therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.08.

          "Administrative Trustee" means the individual identified as the "Administrative Trustee" in the preamble to this Trust Agreement, solely in his/her capacity as Administrative Trustee of the Trust created and continued hereunder and not in his/her individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following events:

          (a) Such Person, pursuant to or within the meaning of any Bankruptcy
Law:

          (i)    commences a voluntary case or proceeding;

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

          (iii) consents to the appointment of a Custodian, as hereinafter defined, of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

          (iv)   makes a general assignment for the benefit of its creditors; or

          (v) admits in writing its inability to pay its debts generally as they become due; or

          (b) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against such Person in an involuntary case or proceeding;

          (ii) appoints a Custodian of such Person for all or substantially all of its properties;

          (iii)  orders the liquidation of such Person;

          (iv) and in each case, the order or decree remains unstayed or undischarged and in effect for 60 days.

          "Bankruptcy Laws" means Title 11 of the United States Code, or similar federal or state law for the relief of debtors.

          "Board Resolution" means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a committee established thereby and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Depositor to whom the Depositor's Board of Directors or a committee established thereby has delegated its authority, and in each case, delivered to the Trustees.

          "Book-Entry Preferred Securities Certificates" means certificates representing Preferred Securities issued in global, fully registered form with the Clearing Agency as described in Section 5.11.

          "Business Day" means a day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

          "Certificate Depository Agreement" means the agreement among the Trust, the Property Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Book-Entry Preferred Securities Certificates, substantially in the form attached hereto as Exhibit B, as the same may be amended and supplemented from time to time.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Depository Trust Company will be the initial Clearing Agency.

          "Closing Date" means the [Time of Delivery] as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached hereto as Exhibit C.

          "Corporate Trust Office" means the principal corporate trust office of the Property Trustee located in the State of New York which at the date hereof is The Bank of New York, 101 Barclay Street-21W, New York, New York 10286.

          "Creditor" has the meaning specified in Section 2.03.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          "Debenture Event of Default" means an "Event of Default" as defined in the Indenture with respect to the Debentures.

          "Debenture Redemption Date" means "Redemption Date" as defined in the Indenture with respect to the Debentures.

          "Debenture Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee under the Indenture, or any successor thereto, appointed in accordance with the terms and provisions of the Indenture.

          "Debentures" means the Depositor's [ ]% Deferrable Interest Subordinated Debentures, issued pursuant to the Indenture.

          "Definitive Preferred Securities Certificates" means certificates representing Preferred Securities issued in certificated, fully registered form as described in Section 5.12.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sec. 3801, et seq., as it may be amended from time to time.

          "Delaware Trustee" means the entity identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement.

          "Distribution Date" has the meaning specified in Section 4.01(a).

          "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

          "Event of Default" means the occurrence of a Debenture Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

          "Expiration Date" has the meaning specified in Section 8.01.

          "Extension Period" means the period or periods in which pursuant to the Indenture payments of interest on the Debentures are deferred by extending the interest payment periods thereof.

          "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor to The Bank of New York, a New York banking corporation, as trustee thereunder, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

          "Holder" or "Securityholder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Indenture" means the Indenture, dated as of March [ ], 1997, between the Depositor and the Debenture Trustee, as trustee thereunder, as amended or supplemented from time to time.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the principal amount of Debentures to be repaid in accordance with the Indenture and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a termination and liquidation of the Trust, Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities in exchange for which such Debentures are distributed.

          "Liquidation Amount" means the stated amount of $25 per Trust
Security.

          "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 8.04(a).

          "Liquidation Distribution" has the meaning specified in Section
8.04(d).

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "Officers' Certificate" means a certificate signed by the Chairman, the President, or any Vice President, and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor.

          "Opinion of Counsel" means a written opinion of nationally recognized independent counsel, who shall be acceptable to the Property Trustee.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore canceled by the Administrative Trustee or delivered to the Administrative Trustee for cancellation;

          (b) Trust Securities for whose redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if
                                                            --------
     such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;

          (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Section 5.05, other than any such Trust Securities in respect of which there shall have been presented to the Property Trustee proof satisfactory to it that such Trust Securities are held by a bona fide purchaser; and

          (d)  as provided in Section 8.04(c); provided, however, that in
                                              --------  -------
     determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustee the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Paying Agent" means the Property Trustee and any copaying agent appointed pursuant to Section 5.09.

          "Payment Account" means a segregated noninterestbearing corporate trust account maintained by the Property Trustee in its trust department for the benefit of the Securityholders in which all amounts paid to the Property Trustee in respect of the Debentures or the Guarantee will be held and from which the Property Trustee or such other Paying Agent shall make payments to the Securityholders in accordance with Article 4.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Security" means a [ ]% Preferred Security issued by the Trust, and having an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Preferred Securities Certificate" means a certificate evidencing ownership of one or more Preferred Securities, substantially in the form attached hereto as Exhibit D.

          "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity
           --------
of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions thereon to the Redemption Date.

          "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.04.

          "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Successor Securities" has the meaning specified in Section 8.05.

          "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Agreement was executed; provided,
                                                                 --------
however, that in the event the Trust Indenture Act of 1939 is amended after such
-------
date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Security" means any one of the Common Securities or the Preferred Securities.

          "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

          "Underwriting Agreement" means the Underwriting Agreement, dated March [ ], 1997, among the Trust, the Depositor and the Underwriters named therein.


                                  ARTICLE II

                           Continuation of the Trust
                           -------------------------

          SECTION 2.01.  Name.  The Trust created and continued hereby shall be
                         -----
known as "SJG Capital Trust" as such name may be modified from time to time by the Administrative Trustee following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          SECTION 2.02.  Office of the Delaware Trustee; Principal Place of
                         --------------------------------------------------
Business.  The address of the Delaware Trustee in the State of Delaware is 23
---------
White Clay Center Route 273, Newark, Delaware 19711, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is

Number One South Jersey Plaza, Route 54, Folsom, New Jersey 08037.

          SECTION 2.03.  Initial Contribution of Trust Property; Expenses of the
                         -------------------------------------------------------
Trust.  (a)  The Property Trustee acknowledges receipt in trust from the
------
Depositor in connection with the Original Trust Agreement the sum of $10, which constituted the initial Trust Property.

          (b) The Depositor shall be responsible for and shall pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees as provided in Section 7.06, the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), Securities Registrar, duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

          (c) The Depositor will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

          (d) The Depositor's obligations under this Section 2.03 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Depositor's obligations under this Section
2.03 directly against the Depositor and the Depositor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other Person before proceeding against the Depositor. The Depositor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 2.03.

          (e) The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          SECTION 2.04.  Issuance of the Trust Securities. The Depositor, on
                         ---------------------------------
behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the

Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.02 and deliver to the Underwriters named in the Underwriting Agreement one or more Book-Entry Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, representing 1,400,000 Preferred Securities having an aggregate Liquidation Amount of $35,000,000, against receipt by the Property Trustee of the aggregate purchase price of such Preferred Securities of $35,000,000, which amount the Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, the Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.02 and deliver to the Depositor a Common Securities Certificate, registered in the name of the Depositor, representing 43,299 Common Securities having an aggregate Liquidation Amount of $1,082,475, and in satisfaction of the purchase price of such Common Securities the Depositor shall deliver to the Property Trustee the sum of $1,082,475.

          SECTION 2.05.  Purchase of Debentures. Contemporaneously with the
                         -----------------------
execution and delivery of this Trust Agreement (i) the Administrative Trustee, on behalf of the Trust, shall purchase [$36,082,475] aggregate principal amount of Debentures from the Depositor, registered in the name of the Trust and (ii) in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of [$36,082,475].

          SECTION 2.06.  Declaration of Trust.  The exclusive purposes and
                         ---------------------
functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to maintain the status of the Trust as a grantor trust for United States Federal income tax purposes, and
(c) except as otherwise limited herein, to engage in only those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustee shall have all rights, powers and duties set forth herein. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustee set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

          SECTION 2.07.  Authorization to Enter into Certain Transactions.  (a)
                         -------------------------------------------------
The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Administrative Trustee shall have the authority to enter into all transactions and agreements determined by the Administrative Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

          (i) As among the Trustees, the Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

          (A) executing and delivering the Trust Securities on behalf of the Trust;

          (B) causing the Trust to enter into, and executing, delivering and performing on behalf of the Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including the appointment of a successor depositary;

          (C) assisting in registering the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and qualifying this Trust Agreement as a trust indenture under the Trust Indenture Act;

          (D) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as the Depositor shall determine and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

          (E) to the extent provided in this Trust Agreement, terminating and liquidating the Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

          (F) sending notices or assisting the Property Trustee in sending notices and other information regarding the Trust Securities and the Debentures to Securityholders in accordance with this Trust Agreement; and

          (G) taking any action incidental to the foregoing as the Administrative Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

          (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

          (A) establishing and maintaining the Payment Account and appointing Paying Agents (subject to Section 5.09);

          (B)  receiving payment of the purchase price of the Trust Securities;

          (C)  receiving and holding the Debentures;

          (D) collecting interest, premium, if any, and principal payments on the Debentures;

          (E) making Distributions and other payments to the Securityholders in respect of the Trust Securities;

          (F) exercising all of the rights, powers and privileges of a holder of the Debentures;

          (G) sending notices of defaults, redemptions, Extension Periods, liquidations and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

          (H) distributing the Trust Property in accordance with the terms of this Trust Agreement;

          (I) after an Event of Default, taking any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

          (J) registering transfers and exchanges of the Preferred Securities in accordance with this Trust Agreement (but only if at such time the Property Trustee shall be the Securities Registrar).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not (i) acquire any assets or investments (other than the Debentures), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, setoff or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities, or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Administrative Trustee with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

          (i) preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto;

          (ii) determining the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and doing any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and preparing for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

          (iii) preparing for filing and executing on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or The Nasdaq National Stock Market for listing upon notice of issuance of any Preferred Securities;

          (iv) preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

          (v) negotiating the terms of, and executing and delivering, the Underwriting Agreement providing for the sale of the Preferred Securities; and

          (vi) taking any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation or a partnership for United States Federal income tax purposes, (ii) the Trust will qualify as a grantor trust for United States Federal income tax purposes and (iii) the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, under the Certificate of Trust, as amended from time to time, or this Trust Agreement, that each of the Depositor and the Administrative Trustee determines in their discretion to be necessary or desirable for such purposes.

          SECTION 2.08.  Assets of Trust.  The assets of the Trust shall consist
                         ----------------
of the Trust Property.

          SECTION 2.09.  Title to Trust Property.  Legal title to all Trust
                         ------------------------
Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

          SECTION 2.10.  Tax Status of Trust.  The Trust, the Depositor, the
                         -------------------
Property Trustee, the Administrative Trustee, the Delaware Trustee, and the Holders have entered into this Trust Agreement, and the Trust Securities will be issued, with the intention that (i) the Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for purposes of federal income tax law, and (ii) the Holders will be treated as the owners of a pro rata undivided interest in each asset of the Trust. The Trust, the Depositor, the Property Trustee, the Administrative Trustee, the Delaware Trustee, and each Holder agree to treat and to take no action inconsistent with the treatment of the Trust Securities (or beneficial interest therein) as interests in a grantor trust for purposes of federal, state and local income and franchise taxes. The Trust, the Depositor, the Property Trustee, the Administrative Trustee and the Delaware Trustee agree to take no action with respect to the Trust or any interest therein that would cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law. Each Holder, by acquisition of a Trust Security (or a beneficial interest therein), agrees to be bound by the provisions of this Section 2.10. Notwithstanding any other provision in this Trust Agreement to the contrary, the Trustees shall have no power to vary the investment of the Holders within the meaning of Treasury Department Regulation (S) 301.7701-4(c) or to engage in business in its capacity as a Trustee hereunder unless, the Trustees shall have received an Opinion of Counsel that such activity shall not cause the Trust to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. The provisions of this Trust Agreement shall be construed in light of the foregoing intended tax treatment.


                                  ARTICLE III

                                Payment Account
                                ---------------

          SECTION 3.01.  Payment Account.  (a)  On or prior to the Closing Date,
                         ----------------
the Property Trustee shall establish the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee for the exclusive benefit of the Securityholders. The Property Trustee shall have exclusive control of the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement; provided that any Paying Agent shall have the right of withdrawal with respect
--------
to the Payment Account solely for the purpose of making the payments contemplated under Article 4.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt (i) all payments of principal of, or premium, if any, or interest on the Debentures and (ii) any amounts paid to the Property Trustee pursuant to the Guarantee. Amounts held in the Payment Account shall not be invested pending distribution thereof.



                                  ARTICLE IV

                           Distributions; Redemption
                           -------------------------

          SECTION 4.01.  Distributions.  (a)  Distributions on the Trust
                         --------------
Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from the date hereof, and, except during an Extension Period for the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on [June 30, 1997.]. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distributions shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) is referred to as a "Distribution Date"). Within five Business Days after receipt by the Property Trustee of notice of an Extension Period pursuant to Section 4.01 of the Indenture, the Property Trustee shall give notice thereof to the Securityholders by first class mail, postage prepaid.

          (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Sections 4.03 and 4.06 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions on the Trust Securities shall be payable at a
rate of [    ]% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full month, shall be computed on the basis of the actual number of days elapsed in such period based on 30-day months. During an Extension Period for the Debentures, the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the rate per annum set forth above, compounded quarterly) that accrues during any such Extension Period on the Debentures.

          (c) Distributions on the Trust Securities shall be made from the Payment Account by the Property Trustee or any Paying Agent and shall be payable on each Distribution Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Distributions.

          (d) Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the
                                                  --------  -------
event that the Preferred Securities are not in book-entry-only form, the relevant record date shall be the 15th day of the last month of each calendar quarter, whether or not a Business Day.

          SECTION 4.02.  Redemption.  (a)  Upon receipt by the Trust of a notice
                         -----------
of redemption of Debentures, the Trust will call for redemption a Like Amount of Trust Securities at the Redemption Price on the Debenture Redemption Date and will call for redemption all Outstanding Trust Securities on the stated maturity date of the Debentures.

          (b) Following receipt of the notice to the Property Trustee contemplated by (S) 3.01 of Indenture, notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

          (i) the Redemption Date;

         (ii) the Redemption Price;

        (iii) the CUSIP number;

         (iv) the place or places where Trust Securities Certificates are to be surrendered for payment of the Redemption Price;

          (v) that on the Redemption Date the Redemption Price will become payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date;

         (vi) if less than all of the Outstanding Trust Securities are to be redeemed, the identification and total Liquidation Amount of the particular Trust Securities to be redeemed; and

        (vii) that Redemption is conditioned upon receipt by the Property Trustee of the Redemption Price.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Redemption Price.

          (d) If the Trust, by action of the Property Trustee, gives a notice of redemption in respect of any Preferred Securities, then, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price for the Preferred Securities being redeemed on such date and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of such Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the record dates for the related Distribution Dates. If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such distribution, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused, and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (e) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated 3% to the Common Securities and 97% to the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption. If fewer than all of the Trust Securities represented by a Trust Securities Certificate are redeemed, the Administrative Trustee shall execute for the Holder a new Trust Securities Certificate representing the unredeemed Trust Securities. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

          SECTION 4.03.  Subordination of Common Securities. (a) Payment of
                         -----------------------------------
Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption
            --------  -------
Date, a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security, and no other payment on account of the liquidation of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price, on all Outstanding Preferred Securities then being redeemed, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all

Distributions on, or the Redemption Price of, Preferred Securities then due and payable.

          (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any related Event of Default under this Trust Agreement and such Debenture Event of Default until the effect of such related Event of Default and such Debenture Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement and such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

          SECTION 4.04.  Payment Procedures.  Payments of Distributions pursuant
                         -------------------
to Section 4.01 in respect of the Preferred Securities shall be made by check mailed to the address of the Holder thereof as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency by wire transfer in immediately available funds. Payments of Distributions pursuant to Section
4.01 in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities. Payment of the Redemption Price or Liquidation Distribution of the Trust Securities shall be made in immediately available funds upon surrender of the Preferred Securities Certificate and Common Securities Certificates representing such Trust Securities at the Corporate Trust Office of the Property Trustee.

          SECTION 4.05.  Tax Returns and Reports.  The Administrative Trustee
                         ------------------------
shall prepare (or cause to be prepared), at the Depositor's expense, and file all Federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustee shall (a) prepare and file (or cause to be prepared or filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 OID, or any successor form or the information required to be provided on such form. The Administrative Trustee shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The

Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

          SECTION 4.06.  Payments Under Indenture.  Any amount payable hereunder
                         -------------------------
to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 6.07 of the Indenture or pursuant to the Guarantee. Notwithstanding the provisions hereunder to the contrary, Securityholders acknowledge that any Holder of Preferred Securities that receives payment under Section 6.07 of the Indenture may receive amounts greater than the amount such Holder may be entitled to receive pursuant to the other provisions of this Trust Agreement.


                                   ARTICLE V

                         Trust Securities Certificates
                         -----------------------------

          SECTION 5.01.  Initial Ownership.  Upon the creation of the Trust and
                         ------------------
the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

          SECTION 5.02.  The Trust Securities Certificates.  The Preferred
                         ----------------------------------
Securities Certificates shall be issued representing one or more Preferred Securities. The Common Securities Certificates shall be issued representing one or more Common Securities. Preferred Securities Certificates representing fractional interests shall not be issued. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of the Administrative Trustee or by a facsimile signature of the Administrative Trustee and authenticated by the Property Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such

Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

          SECTION 5.03.  Delivery of Trust Securities Certificates.  On the
                         ------------------------------------------
Closing Date, the Administrative Trustee shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust as provided in Section 5.02 and delivered to or upon a written order of the Depositor signed by its Chairman of the Board, its President, any Vice President or the Treasurer, without further corporate action by the Depositor, in authorized denominations. The written order of the Depositor shall be accompanied by an Officers' Certificate and an Opinion of Counsel.

          SECTION 5.04.  Registration of Transfer and Exchange of Preferred
                         --------------------------------------------------
Securities Certificates.  A registrar appointed by the Depositor (the
------------------------
"Securities Registrar") shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar; any successor Securities Registrar shall be appointed by the Administrative Trustee.

          Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates representing the same number of Preferred Securities dated the date of execution by the Administrative Trustee. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption or after the Liquidation Date.

          Preferred Securities presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice but shall not be required to destroy such canceled securities.

          No service charge shall be made for any registration of transfer or exchange of Preferred Securities, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

          SECTION 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities
                         -----------------------------------------------------
Certificates.  If (a) any mutilated Trust Securities Certificate shall be
-------------
surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustee such security or indemnity as may be required by them to hold the Securities Registrar and the Trust harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustee, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like tenor. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustee or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          SECTION 5.06.  Persons Deemed Securityholders. Prior to due
                         -------------------------------
presentation of a Trust Security Certificate for registration of transfer, the Administrative Trustee or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner and Holder of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

          SECTION 5.07.  Access to List of Securityholders' Names and Addresses.
                         -------------------------------------------------------
In the event that the Property Trustee is no longer the Securities Registrar, the Administrative Trustee or the Depositor shall furnish or cause to be furnished (a) to the Property Trustee, quarterly not later than 10 days prior to a Distribution Date, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date and (b) to the Property Trustee, promptly after receipt by the Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Paying Agent to pay Distributions in accordance with Section 4.01 hereof, in each case to the extent such information is in the possession or control of the Administrative Trustee or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Administrative Trustee or the Delaware Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 5.08.  Maintenance of Office or Agency. The Property Trustee
                         --------------------------------
shall maintain in New York, New York, an office or offices or agency or agencies where Preferred Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency, which shall initially be at the Corporate Trust Office of the Property Trustee.

          SECTION 5.09.  Appointment of Paying Agent.  The Paying Agent shall
                         ----------------------------
make Distributions to Securityholders and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making Distributions. The Administrative Trustee may revoke such power and remove the Paying Agent, provided that such revocation and
                                        --------
removal with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Paying Agent shall initially be the Property Trustee, and any copaying agent chosen by the Property Trustee and acceptable to the Administrative Trustee and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustee and the Depositor, and, if applicable, the Property Trustee, provided that such resignation with respect to the sole Paying Agent
         --------
shall not become effective until the appointment of a successor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustee shall appoint a successor that is acceptable to the Property Trustee (in the case of any other Paying Agent) and the Depositor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of at least $50,000,000). The Administrative Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustee to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all of such sums remaining unclaimed to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return such sums in its possession to the Property Trustee. The provisions of Sections 7.01, 7.03 and 7.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any copaying agent unless the context requires otherwise.

          SECTION 5.10.  No Transfer of Common Securities by Depositor.  To the
                         ----------------------------------------------
fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrative Trustee shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE". By execution of this Trust Agreement, the Depositor agrees to the foregoing provisions.

          SECTION 5.11.  Book-Entry Preferred Securities Certificates; Common
                         ----------------------------------------------------
Securities Certificate.  (a)  The Preferred Securities, upon original issuance
-----------------------
on the Closing Date, will not be engraved but will be issued in the form of one or more printed or typewritten Book-Entry Preferred Securities Certificates, to be delivered to The Depository

Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust or held by the Property Trustee as custodian. Such Book-Entry Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency.

          (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          SECTION 5.12.  Definitive Preferred Securities Certificates.  If (a)
                         ---------------------------------------------
the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates or the Clearing Agency is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) an Event of Default occurs and is continuing, then the Administrative Trustee shall issue Definitive Preferred Securities Certificates. Upon surrender to the Administrative Trustee of the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustee shall execute and deliver the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustee, as evidenced by the execution thereof by the Administrative Trustee.

          SECTION 5.13.  Rights of Securityholders.  The Securityholders shall
                         --------------------------
not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE VI

                   Acts of Securityholders; Meetings; Voting
                   -----------------------------------------

          SECTION 6.01.  Limitations on Voting Rights. (a)  Except as provided
                         -----------------------------
herein and in the Indenture and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

          (b) The Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which may be waived under Section
6.04 of the Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of all the Debentures or (iv) consent to any amendment or modification of the Indenture, where such consent shall be required, without, in each case, obtaining the prior consent of the Holders of at least a majority in aggregate Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where such consent under the Indenture would
            --------  -------
require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Outstanding Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice received from the Debenture Trustee as a result of the Trust being the holder of the Debentures. In addition to obtaining the consent of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States Federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States Federal income tax purposes.

          (c) Subject to Section 10.02(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,
(i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the termination or liquidation of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Preferred Securities.

          SECTION 6.02.  Notice of Meetings.  Notice of all meetings of the
                         -------------------
Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee following notice to it by the Administrative Trustee pursuant to Section 10.08 to each Preferred Securityholder of record, at his/her registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting pursuant to Section 6.01 may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          SECTION 6.03.  Meetings of Preferred Securityholders.  No annual
                         --------------------------------------
meeting of Securityholders is required to be held. The Administrative Trustee, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of at least 25% of the aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustee or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which the Preferred Securityholders are entitled to vote.

          Holders of at least 50% of the aggregate Liquidation Amount of the Outstanding Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

          If a quorum is present at a meeting, an affirmative vote of the Holders of at least a majority of the aggregate Liquidation Amount of the Outstanding Preferred Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

          SECTION 6.04.  Voting Rights.  A Securityholder shall be entitled to
                         --------------
one vote for each Trust Security in respect of any matter as to which such Securityholder is entitled to vote.

          SECTION 6.05.  Proxies, etc.  At any meeting of Securityholders, any
                         -------------
Securityholder entitled to vote thereat may vote by proxy, provided that no
                                                           --------
proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustee, or with such other officer or agent of the Trust as the Administrative Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Administrative Trustee, proxies may be solicited in the name of the Administrative Trustee or one or more officers of the Administrative Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

          SECTION 6.06.  Securityholder Action by Written Consent.  Any action
                         -----------------------------------------
which may be taken by Securityholders at a meeting may be taken without a meeting if Holders of the proportion of the Outstanding Preferred Securities required to approve such action shall consent to the action in writing.

          SECTION 6.07.  Record Date for Voting and Other Purposes.  For the
                         ------------------------------------------
purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or for the purpose of any other action, the Administrative Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders, as a record date for the determination of the identity of the Securityholders for such purposes.

          SECTION 6.08.  Acts of Securityholders.  Any request, demand,
                         ------------------------
authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 7.02) conclusive, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

          The ownership of Preferred Securities shall be proved by the Securities Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise between the Securityholders and the Administrative Trustee or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          SECTION 6.09.  Inspection of Records.  Upon reasonable notice to the
                         ----------------------
Administrative Trustee and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                  ARTICLE VII

                                 The Trustees
                                 ------------

          SECTION 7.01.  Certain Duties and Responsibilities.  (a)  The duties
                         ------------------------------------
and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, also by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Trust Agreement and, upon an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his/her own affairs. The Trustees shall have all the privileges, rights and immunities provided by the Delaware Business Trust Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release any of the Trustees from liability for such Trustee's own grossly negligent action, such Trustee's own grossly negligent failure to act, or such Trustee's own willful misconduct. To the extent that, at law or in equity, any of Trustees have duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Trustees.

          (b) All payments made by the Property Trustee or any other Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that (i) it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and (ii) the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 7.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          SECTION 7.02.  Notice of Defaults; Direct Action by Securityholders.
                         -----------------------------------------------------
Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such Event of Default to the Securityholders, the Administrative Trustee and the Depositor, unless such Event of Default shall have been cured or waived. If the Property Trustee has failed to enforce its rights under this Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon an Event of Default specified in Section 6.01(1) of the Indenture, any Securityholder shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 6.07 of the Indenture, for enforcement of payment to such Securityholder of the principal amount of or interest on the Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such

Securityholder. Except as set forth in Section 6.07 of the Indenture, the Securityholders shall have no right to exercise directly any right or remedy available to the holders of, or in respect of the Debentures. Any amount payable hereunder to any Securityholder shall be reduced by the amount of any corresponding payment such Securityholder has directly received pursuant to
Section 6.07 of the Indenture.

          SECTION 7.03.  Certain Rights of Property Trustee.
                         -----------------------------------

          Subject to the provisions of Section 7.01:

          (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not
                       --------  -------
     receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own negligent action, its own negligent failure to act or its own willful misconduct;

          (c) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (d) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (e) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

          (f) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 7.04.  Not Responsible for Recitals or Issuance of Securities.
                         -------------------------------------------------------
The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

          SECTION 7.05.  May Hold Securities.  Any Trustee or any other agent of
                         --------------------
any Trustee or the Trust, in its
individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 7.08 and 7.13 and, except as provided in the definition of the term Outstanding in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

          SECTION 7.06.  Compensation; Indemnity; Fees.  The Depositor agrees:
                         ------------------------------

          (a) to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own grossly negligent action, its own grossly negligent failure to act or its own wilful misconduct; and

          (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability, penalty or expense including taxes (other than taxes based on the income of such Trustee) incurred without its own negligent action, its own negligent failure to act or its wilful misconduct (or, in the case of the Administrative Trustees, incurred without gross negligence or bad faith), arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 7.06.

          The provisions of this Section 7.06 shall survive the termination of this Trust Agreement and the resignation or removal of each Trustee.

          SECTION 7.07.  Corporate Property Trustee Required; Eligibility of
                         ---------------------------------------------------
Trustees.  (a)  There shall at all times be a Property Trustee hereunder.  The
---------
Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

          (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

          SECTION 7.08.  Conflicting Interests.  If the Property Trustee has or
                         ----------------------
shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

          SECTION 7.09.  Co-Trustees and Separate Trustee. Unless an Event of
                         ---------------------------------
Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustee (and if more than one Administrative Trustee, by agreed action of the majority of such Trustees) shall have power (i) to appoint, and upon the written request of the Administrative Trustee, the Depositor shall for such purpose join with the Administrative Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

          (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

          SECTION 7.10.  Resignation and Removal; Appointment of Successor.  No
                         --------------------------------------------------
resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

          Subject to the immediately preceding paragraph, any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Depositor.

          Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the Depositor. Notwithstanding the foregoing, Depositor covenants to make all payments due to the Trustee hereunder prior to any such removal. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time only by Act of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities, delivered to such Trustee (in its individual capacity and on behalf of the Trust). The Administrative Trustee may only be removed by the Depositor at any time.

          If the instrument of acceptance by the successor Trustee required by
Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Trustee.

          If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Event of Default shall have occurred and be continuing, the Depositor shall promptly appoint a successor Trustee or Trustees and the Trust, and the retiring Trustee shall comply with the applicable requirements of
Section 7.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default has occurred and is continuing, the Holders of Preferred Securities, by Act of the Securityholders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 7.11. If any Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee at a time when an Event of Default shall have occurred and be continuing, the Depositor shall appoint a successor Administrative Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Holders of Preferred Securities and accepted appointment in the manner required by Section 7.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

          Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirements for Administrative Trustee or for the Delaware Trustee, as the case may be, set forth in Section 7.07).

          SECTION 7.11.  Acceptance of Appointment by Successor.  In case of the
                         ---------------------------------------
appointment hereunder of a successor Trustee, the retiring Trustee and each successor Trustee shall execute and deliver to the Trust and the retiring Trustee a written instrument wherein each successor Trustee shall accept such appointment and containing such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and upon the execution and delivery of such instrument the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the Trust; but, on request of the Trust or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder.

          Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 7.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any Person into which any of the Trustees may be merged or converted
---------
or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such
                                                                --------
Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 7.13.  Preferential Collection of Claims Against Depositor or
                         ------------------------------------------------------
Trust.  If and when the Property Trustee or the Delaware Trustee shall be or
------
become a creditor (whether directly or indirectly, secured or unsecured) of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), including under the terms of Section 7.05 hereof, the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

          SECTION 7.14.  Reports by Property Trustee.  The Property Trustee
                         ----------------------------
shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each April 30 following the date of this Trust Agreement deliver to Holders a brief report, dated as of such April 30, which complies with the provisions of such Section 313(a).

          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Preferred Securities are then listed, with the Commission and with the Trust. The Trust will promptly notify the Property Trustee when any Preferred Securities are listed on any stock exchange.

          SECTION 7.15.  Reports to the Property Trustee. The Depositor and the
                         --------------------------------
Administrative Trustee on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 7.16.  Evidence of Compliance with Conditions Precedent.  The
                         -------------------------------------------------
Depositor and the Administrative Trustee on behalf of the Trust shall provide to the Property Trustee evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

          SECTION 7.17.  Statements Required in Officers' Certificate and
                         ------------------------------------------------
Opinion of Counsel.
-------------------

          Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

          (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to
                                       --------  -------
     matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 7.18.  Number of Trustees.  (a) The number of Trustees shall
                         -------------------
be three, provided that the Holder of all of the Common Securities by written instrument may increase and, if increased, may decrease the number of Administrative Trustees.

          (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 7.18(a), or if the number of Trustees is increased pursuant to Section 7.18(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 7.10.

          (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with
Section 7.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustee and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

          SECTION 7.19.  Delegation of Power.  (a) Any Administrative Trustee
                         --------------------
may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his/her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          (b) the Administrative Trustees shall have the power to delegate from time to time to such of their number, if there is more than one Administrative Trustee, or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

          SECTION 7.20.  Voting.  Except as otherwise provided in this Trust
                         -------
Agreement, the consent or vote of the Trustees shall be approved by not less than a majority of the Administrative Trustees.


                                 ARTICLE VIII

                          Termination and Liquidation
                          ---------------------------

          SECTION 8.01.  Termination Upon Expiration Date. Unless earlier
                         ---------------------------------
terminated, the Trust shall automatically dissolve on [ ], 2038 (the "Expiration Date"), following the distribution of the Trust Property in accordance with
Section 8.04.

          SECTION 8.02.  Early Termination.  The earliest to occur of any of the
                         ------------------
following events is an "Early Termination Event":

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of the Depositor or an acceleration of the maturity of the Debentures pursuant to Section 6.02 of the Indenture;

          (b) upon the election of the Depositor to liquidate the Trust and cause the distribution of a Like Amount of Debentures to the Holders of the Trust Securities;

          (c)  the redemption of all of the Trust Securities; and

          (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

          The election of the Depositor pursuant to Section 8.02(b) shall be made by the Depositor giving written notice to the Trustees not less than 30 days prior to the date of distribution of the Debentures. Such notice shall specify the date of distribution of the Debentures and shall be accompanied by an Opinion of Counsel that such event will not be a taxable event to the Holders of the Trust Securities for Federal income tax purposes.

          SECTION 8.03.  Termination.  The respective obligations and
                         ------------
responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 8.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust and satisfaction of all liabilities of the Trust in accordance with the law; (c) the discharge of all administrative duties of the Administrative Trustee, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders and (d) the filing by the Administrative Trustee of a certificate of cancellation in accordance with Section 3810 of the Delaware Business Trust Act.

          SECTION 8.04.  Liquidation.  (a)  If an Early Termination Event
                         ------------
specified in clause (a), (c) or (d) of Section 8.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Administrative Trustee as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 8.04(d). If an Early Termination Event specified in clause (b) occurs, the Trust shall be liquidated by the Trustee on the date of distribution of the Debentures specified by the Depositor in its notice delivered pursuant to
Section 8.02. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i)  state the Liquidation Date;

         (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

        (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates evidencing Debentures, or, if Section 8.04(d) applies, receive a Liquidation Distribution, as the Administrative Trustee or the Property Trustee shall deem appropriate.

          (b) In order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 8.02(c) or 8.04(d) applies, on or after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustee or its agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or such other exchange as the Preferred Securities are then listed and shall take any reasonable action necessary to effect the distribution of the Debentures, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

          (d)  In the event that, notwithstanding the other provisions of this
Section 8.04, whether because of an order for termination entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be terminated, by the Administrative Trustee in such manner as the Administrative Trustee determines. In such event, on the date of the termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities, and no Liquidation Distribution will be paid to the Holders of the Common Securities unless and until receipt by all Holders of the Preferred Securities of the entire Liquidation Distribution payable in respect thereof.


                                  ARTICLE IX

                                 Mergers, Etc.
                                 -------------

          SECTION 9.01.  Mergers, Consolidations, Amalgamations or Replacements
                         ------------------------------------------------------
of the Trust.  The Trust may not merge with or into, consolidate, amalgamate, or
-------------
be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below. The Trust may, at the request of the Depositor, with the consent of the Administrative Trustee and without the consent of the Holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank with respect to the payment of Distributions and payments upon liquidation and redemption, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Depositor has received an Opinion of Counsel to the effect that
(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and this Trust Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity not to be classified as a grantor trust for United States Federal income tax purposes.


                                   ARTICLE X

                           Miscellaneous Provisions
                           ------------------------

          SECTION 10.01.  Limitation of Rights of Securityholders.  The death or
                          ----------------------------------------
incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust

Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          SECTION 10.02.  Amendment.  (a)  This Trust Agreement may be amended
                          ----------
from time to time by each Trustee subject to Section 10.02(e) and 10.02(g) and the Depositor, without the consent of any other Trustee or the Securityholders, to cure any ambiguity, defect or inconsistency or make any other change which does not adversely affect in any material respect the interests of any Holder of Preferred Securities. Any amendments of this Trust Agreement pursuant to Section 10.02(a) shall become effective when notice thereof is given to the Securityholders.

          (b) Except as provided in Section 10.02(a) and 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with the consent of Holders of at least a majority of the aggregate Liquidation Amount of the Outstanding Preferred Securities.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount, timing or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) change the redemption provisions of the Trust Securities; (iii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment contemplated in (i) or (ii) above on or after the related date; (iv) modify the first sentence of Section 2.06 hereof;
(v) authorize or issue any beneficial interest in the Trust other than as contemplated by this Trust Agreement as of the date hereof; (vi) change the conditions precedent for the Depositor to elect to terminate the Trust and distribute the Debentures to Holders of Preferred Securities as set forth in
Section 8.02; or (vii) affect the limited liability of any Holder of Preferred Securities, and, notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraphs (b) and (c) of this
Section 10.02 may not be amended.

          (d) Notwithstanding any other provisions of this Trust Agreement, no amendment to this Trust Agreement shall be made without receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or its exemption from regulation as an "investment company" under the 1940 Act.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Property Trustee or the Delaware Trustee, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Property Trustee or the Delaware Trustee.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustee shall promptly provide to the Property Trustee or the Delaware Trustee a copy of such amendment.

          (g) In executing any amendment to the Trust Agreement, the Property Trustee and the Delaware Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. Except as contemplated by Section 7.11, the Trustee may, but shall not be obligated to, enter into any amendment to this Trust Agreement which affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise.

          SECTION 10.03.  Severability.  In case any provision in this Trust
                          -------------
Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.04.  GOVERNING LAW.  THIS TRUST AGREEMENT AND THE RIGHTS
                          --------------
AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          SECTION 10.05.  Payments Due on Non-Business Day. If the date fixed
                          ---------------------------------
for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day, except that if such Business day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, (except as otherwise provided therein, with the same force and effect as though made on the date fixed for such payment), and no interest shall accumulate thereon for the period after such date to the date of payment on such succeeding day.

          SECTION 10.06.  Successors and Assigns.  This Trust Agreement shall be
                          -----------------------
binding upon and shall inure to the benefit of any successor to the Trust or successor Trustee or both, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article V of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

          SECTION 10.07.  Headings.  The Article and Section headings are for
                          ---------
convenience only and shall not affect the construction of this Trust Agreement.

          SECTION 10.08.  Reports, Notices and Demands.  Any report, notice,
                          -----------------------------
demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of a Preferred Security, to such Holder of a Preferred Security as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Holder of a Common Security or the Depositor, to South Jersey Gas Company, Number One South Jersey Plaza, Route 54, Folsom, New Jersey 08037,
Attention: Treasurer, facsimile no.: 609-561-8225. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

          Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustee shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street-21W, New York, New York 10286, Attention: Corporate Trust Office; (b) with respect to the Delaware Trustee, to 23 White Clay Center Route 273 Newark, Delaware 19711, Attention: Corporate Trust Department; and (c) with respect to the Administrative Trustee, to the address above for notices to the Depositor, marked "Attention: Administrative Trustee of SJG Capital Trust, c/o Treasurer." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

          SECTION 10.09.  Agreement Not to Petition.  Each of the Trustees and
                          --------------------------
the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with
Article VIII, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Laws or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or any of the Trustees, as applicable, against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.09 shall survive the termination of this Trust Agreement.

          SECTION 10.10.  Trust Indenture Act; Conflict with Trust Indenture
                          --------------------------------------------------
Act.  (a)  This Trust Agreement is subject to the provisions of the Trust
----
Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

          SECTION 10.11.  ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND
                          -----------------------------------------------------
INDENTURE.  THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST
----------
THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.


                                        SOUTH JERSEY GAS COMPANY,
                                        as Depositor,

                                         by
                                             _______________________________
                                             Name:
                                             Title:

                                        THE BANK OF NEW YORK,
                                        as Property Trustee,

                                          by _______________________________
                                             Name:
                                             Title:

                                        THE BANK OF NEW YORK
                                        (DELAWARE), as Delaware
                                        Trustee,

                                          by _______________________________
                                             Name:
                                             Title:


                                             _______________________________
                                             as Administrative Trustee

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST

                                      OF

                               SJG CAPITAL TRUST


          THIS CERTIFICATE OF TRUST of SJG Capital Trust (the "Trust"), dated February [ ], 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec. 3801 et seq.).

          (i)  Name.  The name of the business trust being formed hereby is SJG
               -----
Capital Trust.

         (ii)  Delaware Trustee.  The name and business address of the trustee
               -----------------
of the Trust in the State of Delaware are The Bank of New York (Delaware), 23 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department.

        (iii)  Counterparts.  This Certificate of Trust may be executed in one
               -------------
or more counterparts, all of which together shall constitute one and the same instrument.

         (iv)  Effective Date.  This Certificate of Trust shall be effective as
               ---------------
of its filing.


          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                             THE BANK OF NEW YORK, as
                                             Trustee,

                                               by
                                                 _______________________________
                                                 Name:
                                                 Title:

                                             THE BANK OF NEW YORK
                                             (DELAWARE), as Trustee,


                                              by
                                                 _______________________________
                                                 Name:
                                                 Title:


                                              by
                                                 _______________________________
                                                 Name:
                                                 Title:  Administrative Trustee

                                                                       EXHIBIT B

February [  ], 1997


The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099
Attention: General Counsel's Office

                  Re: SJG Capital Trust Preferred Securities


Ladies and Gentlemen:

          The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the SJG
Capital Trust [   ]% Preferred Securities (the "Preferred Securities"), of SJG
Capital Trust, a Delaware business trust (the "Issuer"), created pursuant to a Trust Agreement between South Jersey Gas Company ("SJGC"), The Bank of New York, as Property Trustee, the Delaware Trustee named therein and the Administrative Trustee named therein. The payment of distributions on the Preferred Securities and payments due upon liquidation of the Issuer or redemption of the Preferred Securities are guaranteed by SJGC, to the extent the Issuer has funds available for the payment thereof and to the extent set forth in a Guarantee Agreement dated March [ ], 1997 by SJGC and backup undertakings relating thereto with respect to the Preferred Securities. The Issuer proposes to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated March [ ], 1997 by and among the Underwriters, the Issuer and SJGC and the Underwriters wish to take delivery of the Preferred Securities through DTC. The Bank of New York is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

          To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Preferred Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

          1.   Prior to the closing of the sale of the Preferred Securities to
the Underwriters, which is expected to occur on or about [    ], 1997, there
shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of 1,400,000 Preferred Securities and bearing the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

          3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

          4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 20 calendar days nor more than 90 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

          Manager, Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square, 22nd Floor
          New York, New York 10004-2695

          The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

          5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

          Call Notification Department
          The Depository Trust Company
          711 Stewart Avenue
          Garden City, New York 11530-4719

          6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

          Manager, Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

          7. All notices and payment advances sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter,
is "SJG Capital Trust [    ]% Preferred Securities".

          8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

          NDFS Redemption Department
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

          9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by a global certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new global certificate; or (b) may make an appropriate notation on such global certificate indicating the date and amount of such reduction.

          11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of

Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial owners thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the global certificates duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          12. In the event that the Issuer determines that beneficial owners of the global certificate(s) evidencing Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of such definitive Preferred Securities. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange definitive Preferred Securities in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the global certificate(s), duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of the Issuer.


                                             Very truly yours,



                                             SJG CAPITAL TRUST, as Issuer,

                                               By
                                                 _______________________________
                                                 Name:
                                                 Title:  Administrative Trustee


                                             THE BANK OF NEW YORK, as
                                             Transfer Agent and Registrar,

                                               By
                                                 _______________________________
                                                 Name:
                                                 Title:


                                             RECEIVED AND ACCEPTED: THE
                                             DEPOSITORY TRUST COMPANY

                                               By
                                                 _______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT C

                     THIS CERTIFICATE IS NOT TRANSFERABLE

                             Certificate Number C.

                     Number of Common Securities [43,289]

                   Certificate Evidencing Common Securities

                                      of

                  SJG Capital Trust [    ]% Common Securities

                 (liquidation amount $25 per Common Security)


          SJG Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that South Jersey Gas Company (the "Holder") is the registered owner of [Forty-Three Thousand Two Hundred and Ninety-Nine] ([43,299]) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the
[   ]% Common Securities (liquidation amount $25 per Common Security) (the
"Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March [ ], 1997, as the same may be amended from time to time (the "Trust Agreement"). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


          IN WITNESS WHEREOF, the Administrative Trustee of the Trust has
executed this certificate this [     ] day of March, 1997.


                                        SJG CAPITAL TRUST,

                                          By
                                            ________________________________
                                            Name:
                                            Title: Administrative Trustee

                                                                       EXHIBIT D

                             Certificate Number P1

                        Number of Preferred Securities

                             CUSIP NO. [         ]

                  Certificate Evidencing Preferred Securities

                                      of

                               SJG Capital Trust

                         [    ]% Preferred Securities
                (liquidation amount $25 per Preferred Security)


          SJG Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of [One Million Four Hundred Thousand] ([1,400,000]) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the SJG Capital
Trust [      ]% Preferred Securities (liquidation amount $25 per Preferred
Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March [ ], 1997, as the same may be amended from time to time (the "Trust Agreement"). The Holder is entitled to the benefits of the Guarantee Agreement entered into by South Jersey Gas Company, a New Jersey corporation, and The Bank of New York, as guarantee trustee, dated as of March [ ], 1997 (the "Guarantee") to the extent provided therein, together with the obligations of South Jersey Gas Company under the Trust Agreement, its Deferrable Interest Subordinated Debentures and the Indenture related to such Deferrable Interest Subordinated Debentures. The Trust will furnish a copy of the Trust Agreement, the Indenture and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office. By acceptance of the Preferred Securities, the Holder thereof agrees to treat and take no action (i) inconsistent with the treatment of the Preferred Securities (or beneficial interests therein) as an interest in a Grantor Trust for purposes of federal, state and local, income and franchise taxes and (ii) with respect to the Trust or any interest therein that would cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law.


          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


          IN WITNESS WHEREOF, the Administrative Trustee of the Trust has
executed this certificate this [    ] day of March, 1997.

                                             SJG CAPITAL TRUST,

                                               By
                                                 _______________________________
                                                 Name:
                                                 Title:  Administrative Trustee

[To be included in Book-Entry Preferred Securities Certificate]

          This Preferred Security is a Book-Entry Preferred Securities Certificate within the meaning of the Trust Agreement previously referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, (55 Water Street, New York) to SJG Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers to: [Insert assignee's social security or tax identification number] [Insert address and zip code of assignee] Preferred Securities represented by this Preferred Securities Certificate and irrevocably appoints agent to transfer said Preferred Securities on the books of the Trust. The agent may substitute another to act for him or her.

Date:___________________                     Signature:_________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Preferred
                                             Security Certificate)